Exhibit 99.3
LADENBURG THALMANN FINANCIAL SERVICES INC.
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
     The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of LTFS and Investacorp after giving effect to the acquisition of Investacorp by LTFS using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.
     The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2007 and the twelve months ended December 31, 2006 are presented as if the acquisition had occurred on January 1, 2006. The unaudited pro forma combined condensed balance sheet is presented as if the acquisition had occurred on September 30, 2007. You should read this information in conjunction with the:
•	accompanying notes to the unaudited pro forma combined condensed financial statements;

•	separate unaudited historical financial statements of LTFS as of and for the three and nine month periods ended September 30, 2007, included in the LTFS’s quarterly report on Form 10-Q for the three months ended September 30, 2007;

•	separate historical financial statements of LTFS as of and for the fiscal year ended December 31, 2006, included in the LTFS annual report on Form 10-K for the fiscal year ended December 31, 2006; and

•	separate historical financial statements of Investacorp as of and for the three months ended September 30, 2007 (unaudited) and the fiscal years ended June 30, 2006 and 2007 (audited), included in Item 9.01(a) of this report.
     The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that LTFS believes are reasonable.
     The unaudited pro forma combined condensed financial statements do not include the effects of any operating efficiencies or cost savings expected from the acquisition.
     Pursuant to the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma combined condensed financial statements, has been allocated to assets acquired and liabilities assumed based on their estimated respective fair values based on a preliminary determination by LTFS’s management. Any differences between the fair value of the consideration issued and the fair value of the identifiable assets acquired and liabilities assumed has been recorded as goodwill. These allocations are subject to change pending further review of the fair value of the assets acquired and liabilities assumed and actual transaction costs, and the actual amounts recorded for the acquisition may differ materially from the information presented. Additionally, the fair value of assets acquired and liabilities assumed may be materially impacted by the results of Investacorp’s operations up to October 19, 2007 the date of the acquisition.
     LTFS and Investacorp have different fiscal year ends, which end on December 31, 2006 and June 30, 2007, respectively.
     The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2007 has been derived from:

•	the unaudited historical condensed consolidated statement of operations of LTFS for the nine months ended September 30, 2007; and

•	the unaudited historical condensed consolidated statement of operations of Investacorp for the nine months ended September 30, 2007.
     The unaudited pro forma combined condensed statement of operations for the twelve months ended December 31, 2006 has been derived from:
•	the audited historical consolidated statement of operations of LTFS for the fiscal year ended December 31, 2006; and

•	the unaudited historical condensed consolidated statement of operations of Investacorp for the twelve months ended December 31, 2006.
     The unaudited pro forma combined condensed balance sheet as of September 30, 2007 has been derived from:
•	the unaudited historical condensed consolidated balance sheet of LTFS as of September 30, 2007; and

•	the unaudited historical condensed consolidated balance sheet of Investacorp as of September 30, 2007.

LADENBURG THALMANN FINANCIAL SERVICES INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
September 30, 2007
(In thousands)

	Historical
			Pro Forma		Pro Forma
	LTFS	Investacorp	Adjustments		Combined
ASSETS
Cash and cash equivalents	$7,989	$2,198	$—		$10,187
Securities owned, at market value	1,831	4,032	—		5,863
Receivables from clearing brokers, other broker-dealers and sponsors	29,363	4,345	—		33,708
Intangible assets, net of accumulated amortization of $765	2,969	—	17,441	(d)	20,410
Goodwill	—	—	23,090	(d)	23,090
Other assets	7,603	469	(192	)(h)	7,880

Total assets	$49,755	$11,044	$40,339		$101,138

LIABILITIES AND SHAREHOLDERS’ EQUITY

Securities sold, but not yet purchased, at market value	$1,525	$5	$—		$1,530
Accrued compensation	3,902	4,427	—		8,329
Accounts payable and accrued liabilities	4,740	1,661	1,740	(g)	8,141
Deferred rent credit	1,577	—	—		1,577
Notes payable	—	—	40,350	(e)	40,350

Total liabilities	11,744	6,093	42,090		59,927

Shareholders’ equity:
Preferred stock, $.0001 par value; 2,000,000 shares authorized; none issued	—	—	—		—
Common stock, $.0001 par value; 400,000,000 shares authorized; shares issued and outstanding, 161,522,675	16	2	(2	)(f)	16
Additional paid-in capital	143,229	706	2,494	(f)	146,429
Retained earnings (accumulated deficit)	(105,234)	4,243	(4,243	)(f)	(105,234)

Total shareholders’ equity	38,011	4,951	(1,751)		41,211

Total liabilities and shareholders’ equity	$49,755	$11,044	$40,339		$101,138

LADENBURG THALMANN FINANCIAL SERVICES INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2007
(In thousands, except per share amounts)

	Historical
			Pro Forma		Pro Forma
	LTFS	Investacorp	Adjustments		Combined
Revenues	$44,899	$50,738	$—		$95,637

Expenses	46,060	47,022	4,079	(a)(b)(c)	97,161

Income (loss) before income taxes	(1,161)	3,716	(4,079)		(1,524)

Income tax expense	46	10	—		56

Net income (loss)	$(1,207)	$3,706	$(4,079)		$(1,580)

Loss per common share:

Basic	$(0.01)				$(0.01)

Diluted	$(0.01)				$(0.01)

Number of shares used in computation:

Basic	156,362,156				156,362,156

Diluted	156,362,156				156,362,156

LADENBURG THALMANN FINANCIAL SERVICES INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
For the Twelve Months Ended December 31, 2006
(In thousands, except per share amounts)

	Historical
			Pro Forma		Pro Forma
	LTFS	Investacorp	Adjustments		Combined
Revenues	$46,858	$59,156	$—		$106,014

Expenses	42,010	55,167	7,663	(a)(b)(c)	104,840

Income before income taxes	4,848	3,989	(7,663)		1,174

Income tax expense	189	19	—		208

Net income	$4,659	$3,970	$(7,663)		$966

Income per common share:

Basic	$0.03				$0.01

Diluted	$0.03				$0.01

Number of shares used in computation:

Basic	148,693,521				148,693,521

Diluted	153,087,961				153,087,961

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(In thousands except share amounts)
1. Basis of Presentation
On October 19, 2007 (the “Closing Date”), Ladenburg Thalmann Financial Services Inc. (“LTFS”) acquired (the “Acquisition”) all of the outstanding shares of privately-held Investacorp Inc. and related companies (collectively, “Investacorp”), an independent broker-dealer and investment adviser, pursuant to a Stock Purchase Agreement dated as of the Closing Date by and among LTFS, Investacorp, Bruce A. Zwigard (“Zwigard”) and the Bruce A. Zwigard Grantor Retained Annuity Trust dated June 20, 2007 (together with Zwigard, the “Sellers”). On the Closing Date, LTFS paid the Sellers $25,000. In addition, LTFS issued a three-year, non-negotiable promissory note (the “Zwigard Note”) in the aggregate principal amount of $15,000 to Zwigard. The Zwigard Note bears interest at 4.11% per annum and is payable in 36 equal monthly installments. The Zwigard Note has been recorded at $13,550 based on an imputed interest rate of 11%. The Company has pledged the stock of Investacorp to Zwigard pursuant to a pledge agreement as security for the payment of the Zwigard Note. The Zwigard Note contains customary events of default, which if uncured, entitle Zwigard to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Zwigard Note. In addition, LTFS paid the Sellers an additional amount of approximately $5,000, subject to adjustment post-closing, representing Investacorp’s retained earnings plus paid-in capital.
In connection with the Acquisition, on the Closing Date, LTFS entered into a $30,000 revolving credit agreement (the “Credit Agreement”) with Frost Gamma Investments Trust (“Frost Gamma”), an entity affiliated with Dr. Phillip Frost, the Chairman of the Board and principal shareholder of LTFS. Borrowings under the Credit Agreement have a five-year term and bear interest at a rate of 11% per annum, payable quarterly. Frost Gamma received a one-time funding fee of $150. The note issued under the Credit Agreement (“Frost Note”) contains customary events of default, which if uncured, entitle the holder to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, such note. Pursuant to the Credit Agreement, LTFS granted to Frost Gamma a warrant (the “Warrant”) to purchase 2,000,000 shares of the Company’s common stock. The Warrant is exercisable for a ten-year period and the exercise price is $1.91, the closing price of LTFS’s common stock on the Closing Date. The Warrant was valued at $3,200 based on a Black-Scholes model, resulting in a discount on the Frost Note and an effective interest rate of 14.52%.
In connection with his continued employment with Investacorp, LTFS granted Zwigard employee stock options (the “Zwigard Options”) to purchase a total of 3,000,000 shares of its common stock at $1.91, the closing price of LTFS’s common stock on the Closing Date. The Zwigard Options which were valued at $1.71 each or a total of $5,130 using a Black-Scholes valuation model, vest over a three-year period (subject to certain exceptions), have a ten-year term and were issued pursuant to a non-plan option agreement.
Additionally LTFS issued to certain Investacorp employees options to purchase 1,150,000 shares of common stock under the Option Plan (collectively with the Zwigard Options, the “Options”). These options which were valued at $1.71 each or a total of $1,967 using a Black-Scholes valuation model, vest in four equal annual installments and have an exercise price of $1.91, the fair market value of the common stock on the Closing Date.
The fair value of the Warrant and the Options were based on the LTFS common stock closing price on October 19, 2007.
Preliminary Estimated Purchase Price Allocation
     The preliminary allocation of the purchase price to Investacorp’s tangible and identifiable intangible assets acquired and liabilities assumed was based on their estimated fair values. The valuation of these tangible and identifiable intangible assets and liabilities is preliminary and is subject to further management review and may change materially. The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Asset, goodwill is not amortized but will be tested for impairment at least annually.

     The total purchase price of approximately $43,882, including acquisition costs of $342 has been allocated as follows:

As of
September 30,
2007
Net working capital and tangible assets	$3,351
Identifiable intangible assets	17,441
Goodwill	23,090

Total estimated purchase price	$43,882

     (a) Identifiable intangible assets consist of:

	As of
	September 30,	Useful Life
	2007	(years)
Technology — Investalink	$285	1
Relationships with registered representatives	14,921	20
Relationships with vendors	1,881	7
Covenants not to compete	354	5

Total identifiable intangible assets	$17,441

2. Pro forma adjustments
The following pro forma adjustments are included in the unaudited pro forma combined condensed statements of operations and the unaudited pro forma combined condensed balance sheet:
(a) Adjustments to expenses:

	Nine months	Twelve months
	ended	ended
	September 30,	December 31,
	2007	2006
To eliminate acquisition expense incurred by Investacorp	(874)	0
To record share based compensation expense under SFAS 123(R) for options issued in connection with acquisition	1,083	1,444

Total	$209	$1,444

(b) Adjustments to amortization of purchased intangible assets:

	Nine months	Twelve months
	ended	ended
	September 30,	December 31,
	2007	2006
To record amortization of identified intangible assets	$814	$1,371
     (c) To record interest expense on notes related to acquisition:

	Nine months	Twelve months
	ended	ended
	September 30,	December 31,
	2007	2006
To record interest expense on Zwigard Note	$665	$1,291
To record interest expense on Frost Note	2,391	3,557

Total	$3,056	$4,848

     (d) Adjustments to reflect allocation of purchase price:

As of
September 30,
2007
Goodwill	$23,090
Intangible assets	17,441

Total	$40,531

     (e) Adjustments to notes payable:

As of
September 30,
2007
To record three-year Zwigard Note net of $1,450 discount	$13,550
To record five-year Frost Note	30,000
To record discount on Frost Note attributable to warrant	(3,200)

Total	$40,350

     (f) Adjustment to shareholders’ equity:

As of
September 30,
2007
To record warrant issued to Frost Gamma	$3,200
To eliminate Investacorp’s shareholders’ equity	(4,951)

Total	$(1,751)

     (g) Adjustments to accounts payable and accrued liabilities:

As of
September 30,
2007
To accrue arbitration award and settlement of dispute with a customer in December 2007 relating to matters existing at date of acquisition not recorded by Investacorp.	$1,600
To accrue acquisition costs.	140

$1,740

(h) To reclassify acquisition costs paid and recorded in other assets.	$192